Item 77C   Matters Submitted to a Vote of Security Holders

Shareholder Meeting Results

A Special Meeting of Shareholders of Marshall Funds, Inc. (the "Corporation"), was held on May 24, 1999. On March 29, 1999, the record date for shareholders voting at the meeting, there were 2,120,444,929 total outstanding shares (33,096,636 total outstanding shares for Marshall Equity Income Fund; 22,890,108 total outstanding shares for Marshall Large-Cap Growth & Income Fund; 12,177,023 total outstanding shares for Marshall Mid-Cap Value Fund; 16,711,096 total outstanding shares for Marshall Mid-Cap Growth Fund; 8,725,155 total outstanding shares for Marshall Small-Cap Growth Fund; 18,213,876 total outstanding shares for Marshall International Stock Fund; 31,920,654 total outstanding shares for Marshall Government Income Fund; 63,371,757 total outstanding shares for Marshall Intermediate Bond Fund; 10,966,302 total outstanding shares for Marshall Intermediate Tax-Free Fund; 14,068,146 total outstanding shares for Marshall Short-Term Income Fund; and 1,888,304,176 total outstanding shares for Marshall Money Market Fund. The following items were considered by shareholders of the Funds and the results of their voting were as follows:

AGENDA ITEM 1:  To elect six Directors-all Fund voting together.

					SHARES VOTED		SHARES WITHHELD
                                           FOR                   AUTHORITY
Barbara J. Pope				178,375,657		858,071
James Mitchell				178,230,273		1,003,491
Duane E. Dingmann			178,093,568		1,140,196
John DeVincentis			178,084,297		1,149,467
John M. Blaser				177,967,928		1,265,836
David W. Schulz				177,175,936		2,057,828


AGENDA ITEM 2: To ratify the selection of Arthur Andersen LLP as the Corporation's independent public accountants-each Fund voting separately.

The results of shareholders voting were as follows:

				SHARES VOTED	SHARES VOTED    SHARES
FUND	                           FOR          AGAINST         ABSTAINING
Marshall Equity Income Fund      440,609	12,249		8,099
Marshall Large-Cap Growth &
Income Fund        		1,369,794	4,264		46,158
Marshall Mid-Cap Value Fund	158,909		908		3,681
Marshall Mid-Cap Growth Fund	262,096		1,291		5,065
Marshall Small-Cap Growth Fund	104,420		1,327		4,503
Marshall International Stock
Fund		         	996,494		2,854		11,635
Marshall Government Income Fund	810,647		13,119		18,880
Marshall Intermediate Bond Fund	482,185		47		7,991
Marshall Intermediate Tax-Free
Fund	         		142,650		--		761
Marshall Short-Term Income Fund	223,220		7,009		24,671
Marshall Money Market Fund	172,597,765	325,854		1,144,599



AGENDA ITEM 3: To approve an amendment to the Fund's fundamental investment objective-Marshall Mid-Cap Value Fund only.

The results of shareholders voting were as follows:

SHARES VOTED		SHARES VOTED			SHARES
FOR                       AGAINST                  	ABSTAINING
156,180			  3,939		   		3,379



AGENDA ITEM 4: To approve the Sub-Advisory Contract between M&I Investment Management Corp. and BPI Global Asset Management, LLP, on behalf of the Fund-Marshall International Stock Fund only.

The results of shareholders voting were as follows:

SHARES VOTED		SHARES VOTED			SHARES
   FOR                   AGAINST                	ABSTAINING
990,633			 8,847		   		11,503